Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 13, 2008, relating to the consolidated financial statements of Maine & Maritimes Corporation for the years ended December 31, 2007, 2006 and 2005 included in this Form 10-K, into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-103749).

/s/ VITALE, CATURANO & CO., LTD.

Boston, Massachusetts

March 13, 2008